Exhibit 99.1

Boston, United States
Sydney, Australia	Appendix 4C: Quarter Ended 31 December 2017
31 January 2018 AEDT
BOSTON, Massachusetts, United States and SYDNEY, Australia — 31 January 2018 AEDT.

GI Dynamics, Inc. (ASX:GID) (the Company), is the developer of EndoBarrier, the first endoscopically-delivered device therapy used for the treatment of type 2 diabetes and obesity. EndoBarrier is not commercially available and is limited by federal law to investigational use only, today released its Appendix 4C — Quarterly Cash Flow Report for the quarter ending 31 December 2017 (the Quarter).

Key Financial Information

Appendix 4C, which has been prepared in U.S. dollars under U.S. GAAP, is attached and the results disclosed in Appendix 4C are unaudited. The Company also plans to file its Annual Report on Form 10-K with the U.S. Securities and Exchange Commission and the Australian Securities Exchange on or before 30 March 2018. The Form 10-K will provide financial statements as of and for the twelve-month periods ended 31 December 2017, along with management’s discussion and analysis of financial condition and results of operations.

As of 31 December 2017, the Company had cash and cash equivalents of $3.03 million, compared to $5.5 million on 30 September 2017. The decrease in the cash and cash equivalents balance by $2.47 million for the quarter is primarily comprised of $2.48 million of net cash used during operating activities offset with a $5,000 effect of change in foreign exchange on transactions.
Investor Relations
United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com	During the twelve-month period ending 31 December 2017, the Company’s cash and cash equivalent balance decreased by $5.26 million. The decrease in the cash and cash equivalents balance is primarily comprised of $10.12 million of net cash used during operating activities offset in part by net cash provided from financing activities of $4.86 million as we completed a Secured Convertible Promissory Note financing for a principle amount of $5.0 million during this period.

Boston, United States Sydney, Australia 31 January 2018 AEDT Investor Relations	Forward-Looking Statements
This announcement contains forward-looking statements. These forward-looking statements are based on GI Dynamics management’s current estimates and expectations of future events as of the date of this announcement. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward- looking statements. These risks and uncertainties include, but are not limited to, risks associated with our ability to continue to operate as a going concern, our ability to maintain compliance with our obligations under the Convertible Loan Note executed with Crystal Amber Fund Limited; obtaining funding from third parties; the consequences of stopping the ENDO trial and the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third- party reimbursement; intellectual-property risk; risks related to excess inventory; and risks related to assumptions regarding the size of the available market, the benefits of our products, product pricing, timing of product launches, future financial results and other factors, including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, one should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless we are required to do so by law.
United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com	###

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

+Rule 4.7B

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Introduced 31/03/00 Amended 30/09/01, 24/10/05, 17/12/10, 01/09/16

Name of entity

GI Dynamics, Inc.

ABN	Quarter ended (“current quarter”)

151 239 388	31 December 2017

Consolidated statement of cash flows		Current quarter $’000 USD	Year to date (12 months) $’000 USD
1.	Cash flows from operating activities

1.1	Receipts from customers	120	290

1.2	Payments for:
	(a) research and development	(553)	(2,996)
	(b) product manufacturing and operating costs	(42)	(265)
	(c) advertising and marketing	(165)	(735)
	(d) leased assets	—	—
	(e) staff costs	(579)	(2,966)
	(f) administration and corporate costs	(1,388)	(3,936)
1.3	Dividends received (see note 3)	—	—
1.4	Interest received	8	33
1.5	Interest and other costs of finance paid	—	—
1.6	Income taxes paid	(5)	(40)
1.7	Government grants and tax incentives	—	—
1.8	Other (provide details if material)	123	492

1.9	Net cash from / (used in) operating activities	(2,481)	(10,123)

2.	Cash flows from investing activities
2.1	Payment to acquire:
	(a) property, plant and equipment	—	(5)
	(b) businesses (see item 10)	—	—
	(c) investments	—	—

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Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Consolidated statement of cash flows		Current quarter $’000 USD	Year to date (12 months) $’000 USD
	(d) intellectual property	—	—
	(e) other non-current assets	—	—
2.2	Proceeds from disposal of:
	(a) property, plant and equipment	—	—
	(b) businesses (see item 10)	—	—
	(c) investments	—	—
	(d) intellectual property	—	—
	(e) other non-current assets	—	—
2.3	Cash flows from loans to other entities	—	—
2.4	Dividends received (see note 3)	—	—
2.5	Other (provide details if material)	—	—

2.6	Net cash from / (used in) investing activities	—	(5)

3.	Cash flows from financing activities

3.1	Proceeds from issues of shares	(9)	198
3.2	Proceeds from issue of convertible notes	—	5,000
3.3	Proceeds from exercise of share options	—	—
3.4	Transaction costs related to issues of shares, convertible notes or options	9	(116)
3.5	Proceeds from borrowings	—	—
3.6	Repayment of borrowings	—	(214)
3.7	Transaction costs related to loans and borrowings	—	—
3.8	Dividends paid	—	—
3.9	Other (provide details if material)	—	—

3.10	Net cash from / (used in) financing activities	—	4,868

4.	Net increase (decrease) in cash and cash equivalents for the period
4.1	Cash and cash equivalents at beginning of quarter/year to date	5,510	8,293
4.2	Net cash from / (used in) operating activities (item 1.9 above)	(2,481)	(10,123)
4.3	Net cash from / (used in) investing activities (item 2.6 above	—	(5)
4.4	Net cash from / (used in) financing activities (item 3.10 above)	—	4,868

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Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Consolidated statement of cash flows		Current quarter $’000 USD	Year to date (12 months) $’000 USD
4.5	Effect of movement in exchange rates on cash held	5	1

4.6	Cash and cash equivalents at end of quarter	3,034	3,034

5.	Reconciliation of cash and cash equivalents

	at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts	Current Quarter $’000 USD	Previous Quarter $’000 USD

5.1	Bank balances	450	785

5.2	Call deposits	2,584	4,725

5.3	Bank overdrafts

5.4	Other (provide details)

5.5	Cash and cash equivalents at the end of quarter (should equal item 4.6 above)	3,034	5,510

6.	Payments to directors of the entity and their associates		Current quarter $’000 USD

6.1	Aggregate amount of payments to these parties included in item 1.2		85

6.2	Aggregate amount of cash flow from loans to these parties included in item 2.3		—

6.3	Include below any explanation necessary to understand the transactions included in items 6.1 and 6.2

	Payments represent directors’ fees paid to non-executive directors ($85k) for services provided during the third quarter of 2017.

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Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

7.	Payments to related entities of the entity and their associates		Current quarter $’000 USD

7.1	Aggregate amount of payments to these parties included in item 1.2		259

7.2	Aggregate amount of cash flow from loans to these parties included in item 2.3		—

7.3	Include below any explanation necessary to understand the transactions included in items 7.1

Expenses incurred at wholly-owned subsidiaries of GI Dynamics.

8.	Financing facilities available Add notes as necessary for an understanding of the current position	Total facility amount at quarter end $’000 USD	Amount drawn at quarter end $’000 USD

8.1	Loan facilities

8.2	Credit standby agreements

8.3	Other (please specify)

8.4	Include below a description of each facility above, including the lender, interest rate and whether it is secured or unsecured. If any additonal facilities have been entered into or are proposed to be entered into after quarter end, include details of those facilities as well.

9.	Estimated cash outflows for next quarter		$’000 USD

9.1	Research and development		400

9.2	Product manufacturing and operating costs		15

9.3	Advertising and marketing		122

9.4	Leased assets		—

9.5	Staff costs		340

9.6	Administration and corporate costs		1,034

9.7	Other (provide details if material)		—

9.8	Total estimated cash outflows		1,911

10.	Acquisitions and disposals of business entities (items 2.1 (b) and 2.2 (b) above)	Acquisitions	Disposals
10.1	Name of entity	N/A	N/A
10.2	Place of incorporation or registration
10.3	Consideration for acquisition or disposal
10.4	Total net assets
10.5	Nature of business

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Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.

2	This statement gives a true and fair view of the matters disclosed.

Sign here:		Date: 31 January 2018
(VP Finance and Secretary)

Print name:	Houry Youssoufian

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity that wishes to disclose additional information is encouraged to do so, in a note or notes included in or attached to this report.

2.	If this quarterly report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report. If this quarterly report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standard applies to this report.

3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.

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